                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Charles Schwab Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             Merrill Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

--------------------------------------------------------------------------------






                                1998 NOTICE OF ANNUAL

                                 STOCKHOLDERS MEETING

                                 AND PROXY STATEMENT






                            THE CHARLES SCHWAB CORPORATION




--------------------------------------------------------------------------------

                                                          LETTER TO STOCKHOLDERS
--------------------------------------------------------------------------------

[PHOTO]

THIS YEAR, WE HAVE SIMPLIFIED THE PROXY STATEMENT TO MAKE IT EASIER TO
UNDERSTAND.


                                                                  MARCH 23, 1998
--------------------------------------------------------------------------------


DEAR FELLOW STOCKHOLDERS:

We cordially invite you to attend our 1998 Annual Meeting of Stockholders. The meeting will be held on Monday, May 11, 1998 at 2:00 p.m. at the Yerba Buena Center for the Arts Theater, 700 Howard Street, San Francisco, California.

At the meeting, we will elect two directors, vote on an amendment to the 1992 Stock Incentive Plan, report on our performance in 1997 and answer your questions. Our products and services exhibit will be open before and after the meeting.

Lawrence J. Stupski, Vice Chairman of the Board, is retiring after the Annual Meeting. He assumed that role in July of 1992, after having served as President and Chief Operating Officer for more than a decade. In recent years, Larry has spearheaded the Company's renowned philanthropic and civic efforts. Specifically, he established the School-to-Careers Program, a nationally recognized example of leadership in career development for youth. We want to express our deep appreciation to Larry for his valuable contribution to our Company.

This year, we have simplified the Proxy Statement to make it easier to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English, and we support this effort. Clear communication with our stockholders and customers is vital to our goal of building the most useful and ethical financial services company in the world.

We look forward to seeing you at the meeting.

Sincerely,


/s/ Charles R. Schwab                   /s/ David S. Pottruck

CHARLES R. SCHWAB                       DAVID S. POTTRUCK
CHAIRMAN OF THE BOARD AND               PRESIDENT,
CO-CHIEF EXECUTIVE OFFICER              CO-CHIEF EXECUTIVE OFFICER AND
                                        CHIEF OPERATING OFFICER

TABLE OF CONTENTS
--------------------------------------------------------------------------------


NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS. . . . . . . . . . . . . . . . .3

PROXY STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

   QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . . . . . . . .5

   PROPOSALS TO BE VOTED ON. . . . . . . . . . . . . . . . . . . . . . . . . .10

   THE BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . .11

   NUMBER OF DIRECTORS AND TERMS . . . . . . . . . . . . . . . . . . . . . . .13

   BOARD AND COMMITTEE MEETINGS. . . . . . . . . . . . . . . . . . . . . . . .14

   DIRECTOR COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . .15

   PRINCIPAL STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . .16

   PERFORMANCE GRAPH . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

   EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . .20

   EMPLOYMENT AND SEVERANCE AGREEMENTS . . . . . . . . . . . . . . . . . . . .27

   SUMMARY COMPENSATION TABLE. . . . . . . . . . . . . . . . . . . . . . . . .30

   OPTION GRANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33

   OPTIONS EXERCISED . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

   CERTAIN TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .35

   SECTION 16(a) BENEFICIAL OWNERSHIP

   REPORTING COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .35

   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. . . . . . . . . . . . . . . . . .35

   STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . .35

   COSTS OF PROXY SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . .36

TICKETS TO THE ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . .36

APPENDIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

                    NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------


THE 1998 ANNUAL MEETING OF STOCKHOLDERS WILL BE HELD ON MAY 11, 1998 AT 2:00 P.M. AT THE YERBA BUENA CENTER FOR THE ARTS THEATRE IN SAN FRANCISCO, CALIFORNIA.


The 1998 Annual Meeting of Stockholders of The Charles Schwab Corporation will be held on May 11, 1998 at 2:00 p.m. at the Yerba Buena Center for the Arts Theater, 700 Howard Street, San Francisco, California for the following purposes:

     1.   To elect two directors for three-year terms,

     2.   To amend the 1992 Stock Incentive Plan, and

     3.   To transact other business properly coming before the meeting.

Stockholders owning Company shares at the close of business on March 12, 1998 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available at the Company's principal executive offices at 101 Montgomery Street, San Francisco, California 94104, prior to the meeting.

By Order of the Board of Directors,


/s/ Carrie E. Dwyer

CARRIE E. DWYER
EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

PROXY STATEMENT
--------------------------------------------------------------------------------


STOCKHOLDERS OWNING COMPANY SHARES AT THE CLOSE OF BUSINESS ON MARCH 12, 1998 ARE ENTITLED TO ATTEND AND VOTE AT THE MEETING.


Our Board of Directors is soliciting proxies for the 1998 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. PLEASE READ IT CAREFULLY.

The Board set March 12, 1998 as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 267,742,421 shares of Company common stock outstanding on the record date.

Voting materials, which include the Proxy Statement, proxy card and 1997 Annual Report, will be mailed to stockholders on or about March 23, 1998.

In this Proxy Statement:

     -    "we" and "Company" mean The Charles Schwab Corporation,

     - "Schwab" means Charles Schwab & Co. Inc., the primary operating subsidiary of the Company,

     - "Profit Sharing Plan" and "Plan" mean the Charles Schwab Profit Sharing and Employee Stock Ownership Plan,

     -    "1992 Plan" means the 1992 Stock Incentive Plan, and

     - holding shares in "street name" means your Company shares are held in an account at a brokerage firm.

                                                           QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

WHAT AM I VOTING ON?

HOW DO I VOTE?


Q:   WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A:   You are receiving a Proxy Statement and proxy card from us because you own shares of common stock in The Charles Schwab Corporation. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Charles R. Schwab and David S. Pottruck as your representatives at the meeting. Mr. Schwab and Mr. Pottruck will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Schwab and Mr. Pottruck will vote your shares, under your proxy, in accordance with their best judgment.


Q:   WHAT AM I VOTING ON?

A:   You are being asked to vote on the election of two directors and an amendment to our 1992 Plan. The section entitled "Proposals To Be Voted On" gives you more information on the nominees for election to our Board and the proposed 1992 Plan amendment.


Q:   HOW DO I VOTE?

A:   YOU MAY VOTE BY MAIL.
You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you return a signed card but do not provide voting instructions, your shares will be voted:

-    FOR the two named nominees, and

-    FOR the proposed amendment to the 1992 Plan.

YOU MAY VOTE BY TELEPHONE.
You do this by following the "Vote by Telephone" instructions that came with your Proxy Statement. If you vote by telephone, you do not have to mail in your proxy card. Some stockholders may not be able to vote by telephone.

YOU MAY VOTE ON THE INTERNET.
Stockholders who hold Company shares in street name may vote on the Internet. You do this by following the "Vote by Internet" instructions that came with your Proxy Statement. If you vote on the Internet, you do not have to mail in your proxy card. Some stockholders may not be able to vote on the Internet.

YOU MAY VOTE IN PERSON AT THE MEETING.
We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


HOW DO I VOTE MY DIVIDEND REINVESTMENT PLAN SHARES?

HOW DO I VOTE MY PROFIT SHARING PLAN SHARES?

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?


Q:   HOW DO I VOTE MY DIVIDEND REINVESTMENT PLAN SHARES?

A:   If you participate in the Dividend Reinvestment Plan managed by our transfer agent, Norwest Bank Minnesota, N.A., the proxy card you receive from Norwest will include your Dividend Reinvestment Plan shares.

If you participate in our Dividend Reinvestment Plan through Schwab, the proxy card you receive from Schwab will include Company shares held in your Schwab account and under the Schwab Dividend Reinvestment Plan.

WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR SHARES IN THE COMPANY.


Q:   HOW DO I VOTE MY PROFIT SHARING PLAN SHARES?

A:   The proxy card you receive from the transfer agent will include your Plan shares. By completing this proxy, you provide voting instructions:

- to the transfer agent for shares you hold in your individual name at Norwest, and

- to the Plan's purchasing agent for shares you hold through the Profit Sharing Plan.

If you hold Company shares in a Schwab account, you will receive a proxy card from Schwab which you must vote separately.


Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:   It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

FOR BETTER CUSTOMER SERVICE, WE RECOMMEND CONSOLIDATION OF AS MANY TRANSFER AGENT OR BROKERAGE ACCOUNTS AS POSSIBLE UNDER THE SAME NAME AND ADDRESS.


Q:   WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A:   You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

-    signing another proxy with a later date,

- voting by telephone or on the Internet (your latest telephone or Internet proxy is counted), or

-    voting again at the meeting.


Q:   WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A:   IF YOUR SHARES ARE HELD IN STREET NAME, YOUR BROKERAGE FIRM, UNDER CERTAIN
CIRCUMSTANCES, MAY VOTE YOUR SHARES.

Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on certain

                                                           QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?


"routine" matters, including election of directors.

If you do not vote your proxy, your brokerage firm may either:

-    vote your shares on routine matters, or

-    leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

As a brokerage firm, Schwab may vote its customers' unvoted shares on routine matters. But, because Schwab is voting on Company proposals, it must follow a more strict set of New York Stock Exchange rules. Specifically, unvoted Company shares held in Schwab accounts may only be voted by Schwab in the same proportion as the Company's shares are voted by all other stockholders.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters. Accordingly, these shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

YOU MAY HAVE GRANTED TO YOUR STOCKBROKER DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT.

Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

IF YOU ARE A PARTICIPANT IN THE COMPANY'S PROFIT SHARING PLAN, THE PLAN'S PURCHASING AGENT, UNDER CERTAIN CIRCUMSTANCES, MAY VOTE YOUR SHARES.

The purchasing agent may vote shares you hold under the Company's Profit Sharing Plan if the purchasing agent does not receive voting instructions from you. Your unvoted shares will be voted in the same proportion as the shares voted by Profit Sharing Plan participants.

Similarly, shares under the Employee Stock Ownership Plan ("ESOP") component of the Company's Profit Sharing Plan that have not yet been allocated to the ESOP accounts of individual participants will be voted by the purchasing agent in the same proportion as the shares voted by Profit Sharing Plan participants.

QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

WHAT HAPPENS IF EITHER NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

HOW MANY VOTES MUST THE AMENDMENT TO THE 1992 PLAN HAVE TO PASS?

HOW ARE VOTES COUNTED?

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?


Q:   HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A:   Shares are counted as present at the meeting if the stockholder either:

-    is present and votes in person at the meeting, or

-    has properly submitted a proxy card.

A majority of the Company's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.


Q:   HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED?

A:   We use the phrase "yes vote" to mean a vote for a director.

The two nominees receiving the highest number of yes votes will be elected as directors. This number is called a plurality.


Q:   WHAT HAPPENS IF EITHER NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

A:   The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than two nominees.


Q:   HOW MANY VOTES MUST THE AMENDMENT TO THE 1992 PLAN HAVE TO PASS?

A:   The amendment must receive a yes vote of a majority of the shares present at the meeting to pass.


Q:   HOW ARE VOTES COUNTED?

A:   You may vote either "for" or "against" each nominee. You may vote "for,"
"against," or "abstain" on the 1992 Plan amendment. If you abstain from voting on the 1992 Plan amendment, it has the same effect as a vote against. If you just sign your proxy card with no further instructions, your shares will be counted as a yes vote FOR each director and FOR the amendment to the 1992 Plan.

Voting results are tabulated and certified by our transfer agent, Norwest Bank Minnesota, N.A.


Q:   WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A:   We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 1998. We will file that report with the Securities and Exchange Commission, and you can get a copy by contacting our Investor Relations Hotline at (415) 627-8786 or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at WWW.SEC.GOV.

                                                           QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


WHY IS THE COMPANY AMENDING THE 1992 PLAN?


Q:   WHY IS THE COMPANY AMENDING THE 1992 PLAN?

A:   The amendment is necessary to ensure that the Company will:

- CONTINUE TO BE ABLE TO OFFER A STOCK INCENTIVE PLAN THAT ATTRACTS AND RETAINS KEY EMPLOYEES IN AN EXTREMELY COMPETITIVE MARKET BY OFFERING SUCH EMPLOYEES APPROPRIATE EQUITY INCENTIVES, AND

-    RETAIN CORPORATE TAX DEDUCTIONS THAT RESULT FROM THESE AWARDS.

Currently, the 1992 Plan limits the maximum number of shares granted to any one employee in any one year to:

-    500,000 shares subject to options,

-    200,000 shares as Restricted Shares, and

-    200,000 shares as Performance Share Awards.

The Company recommends increasing these limits:

-    from 500,000 to 2,250,000 for shares subject to options,

-    from 200,000 to 900,000 shares as Restricted Shares, and

-    from 200,000 to 900,000 shares as Performance Share Awards.

The current individual award limits were approved by the stockholders at the Stockholders Annual Meeting in 1994, and have never been adjusted for stock splits. The proposed amendment adjusts these limits for the cumulative effect of stock splits since 1994, which is 4.5 times the original limit.

The Company is also amending the 1992 Plan to allow annual limits on stock option grants, Restricted Shares and Performance Share Awards to be automatically adjusted for any future stock splits, stock dividends and other similar events.

Stockholder approval of the 1992 Plan amendment is necessary for tax purposes. Federal tax law generally limits to $1 million the Company's deductions of amounts paid to certain executive officers in a year. The Company may not deduct amounts in excess of $1 million paid to them unless the compensation qualifies for an exemption under federal tax laws. One exemption is for "performance based" compensation. To qualify for this exemption, our stockholders must approve the maximum number of shares to be awarded in a year to any one person under the 1992 Plan. Loss of this deduction could result in increased expense to the Company.

Because the Company's officers and employee directors are eligible to participate in the 1992 Plan, they have an interest in the amendment.

The 1992 Plan was adopted by the Board of Directors and approved by the stockholders at the 1992 Annual Stockholders Meeting. Amendments to the 1992 Plan were approved at the Annual Stockholders Meetings in 1994, 1996 and 1997.

PROPOSALS TO BE VOTED ON
--------------------------------------------------------------------------------


RE-ELECTION OF DIRECTORS

-    DONALD G. FISHER

-    ANTHONY M. FRANK


AMENDMENT TO THE 1992 PLAN


OTHER BUSINESS


1.   RE-ELECTION OF DIRECTORS

Nominees for re-election this year are Donald G. Fisher and Anthony M. Frank.

THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

Each nominee is presently a director of the Company and has consented to serve a three-year term.


2.   AMENDMENT TO THE 1992 PLAN

Currently, the 1992 Plan limits the maximum number of shares that may be granted to any one employee in any one year to:

-    500,000 shares subject to options,

-    200,000 shares as Restricted Shares, and

-    200,000 shares as Performance Share Awards.

The amendment would:

- increase to 2,250,000 the maximum number of shares subject to options that may be granted to any employee in any one year,

- increase to 900,000 the maximum number of Restricted Shares that may be granted to any employee in any one year,

- increase to 900,000 the maximum number of Performance Share Awards that may be granted to any employee in any one year, and

- permit automatic adjustment of annual limits in the 1992 Plan on stock option grants, Restricted Shares and Performance Share Awards to reflect any future stock splits, stock dividends and other similar events.

Since their adoption in 1994, the individual grant limits have not been adjusted for stock splits. The proposed individual grant limits are adjusted for the cumulative effect of stock splits since 1994, which is 4.5 times the original limit.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1992 PLAN.

If you would like more information about the 1992 Plan, a summary of its terms is included as an Appendix to this Proxy Statement.

OTHER BUSINESS

The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, Charles R. Schwab and David S. Pottruck will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

                                                          THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


BIOGRAPHIES

-    NANCY H. BECHTLE

-    C. PRESTON BUTCHER

-    DONALD G. FISHER

-    ANTHONY M. FRANK


NANCY H. BECHTLE
DIRECTOR SINCE 1992

Ms. Bechtle, age 60, has been a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, since 1979. She has been the President and Chief Executive Officer of the San Francisco Symphony since 1987, and has served as a member of the San Francisco Symphony Board of Governors since 1984. Ms. Bechtle's term expires in the year 2000.


C. PRESTON BUTCHER
DIRECTOR SINCE 1988

Mr. Butcher, age 59, has been President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc., a real estate development and management firm, since 1967. Mr. Butcher is a director of BRE Properties, Inc., a real estate investment trust. Mr. Butcher's term expires in the year 2000.


DONALD G. FISHER
DIRECTOR SINCE 1988

Mr. Fisher, age 69, is Chairman of the Board of The Gap, Inc., a nationwide specialty retail clothing chain. He was also Chief Executive Officer of The Gap, Inc. and a director from 1969 to 1995. Mr. Fisher is currently a director of AirTouch Communications, Inc. Mr. Fisher is a nominee for re-election this year.


ANTHONY M. FRANK
DIRECTOR SINCE 1993

Mr. Frank, age 66, has been the Chairman of Belvedere Capital Partners, a general partner of an investment fund specializing in financial institutions, since 1993. From 1988 until 1992, Mr. Frank served as Postmaster General of the United States. From April 1993 until November 1993, Mr. Frank was Chairman of the Board of Independent Bancorp of Arizona, Inc., a registered bank holding company. Mr. Frank is a director of Bedford Property Investors; Temple-Inland, Inc.; General American Investors, a closed-end investment company; and Irvine Apartment Communities and Crescent Real Estate Equities, both real estate investment trusts. Mr. Frank served as a Company director from April 1987 until February 1988 and from March 1992 until April 1993. He rejoined the Board in December 1993. Mr. Frank is a nominee for re-election this year.

THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


BIOGRAPHIES

-    FRANK C. HERRINGER

-    STEPHEN T. MCLIN

-    DAVID S. POTTRUCK

-    CHARLES R. SCHWAB


FRANK C. HERRINGER
DIRECTOR SINCE 1996

Mr. Herringer, age 55, is Chairman of the Board, Chief Executive Officer and President of Transamerica Corporation, a life insurance and financial services company. At Transamerica, he has been Chairman since 1996, Chief Executive Officer since 1991 and President since 1986. Mr. Herringer is also a director of Unocal Corporation. Mr. Herringer's term expires in 1999.


STEPHEN T. MCLIN
DIRECTOR SINCE 1988

Mr. McLin, age 51, has been the President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm, since 1987. Mr. McLin is a director of Bayview Capital Corporation. Mr. McLin's term expires in 1999.


DAVID S. POTTRUCK
DIRECTOR SINCE 1994

Mr. Pottruck, age 49, is the President, Co-Chief Executive Officer and Chief Operating Officer of the Company. He became the Co-Chief Executive Officer in January 1998, the Chief Operating Officer in 1994 and the President in 1992. He also became the Chief Executive Officer of Schwab in 1992. In 1997, Mr. Pottruck was named a director of McKesson Corporation, Decibel Instruments, Inc., a manufacturer of acoustic products, and Preview Travel, Inc., an on-line travel services provider. Mr. Pottruck's term expires in the year 2000.


CHARLES R. SCHWAB
DIRECTOR SINCE 1986

Mr. Schwab, age 60, was a founder of Schwab in 1971, and has been its Chairman since 1978. He has been Chairman and a director of the Company since its incorporation in 1986. He also has served as the Chief Executive Officer from 1986 until January 1998, when he and David S. Pottruck became Co-Chief Executive Officers. Mr. Schwab is a director of The Gap, Inc., Transamerica Corporation, Airtouch Communications, Inc. and Siebel Systems, Inc., and a trustee of the Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios, all registered investment companies. Mr. Schwab's term expires in 1999.

                                                          THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------


BIOGRAPHIES

-    GEORGE P. SHULTZ

-    ROGER O. WALTHER


[PHOTO]

LAWRENCE J. STUPSKI, VICE CHAIRMAN OF THE BOARD, IS RETIRING AFTER THE MEETING. HE INTENDS TO DEVOTE HIS FULL-TIME EFFORTS TO K-12 EDUCATION AND OTHER YOUTH DEVELOPMENT ISSUES.


GEORGE P. SHULTZ
DIRECTOR SINCE 1997

Dr. Shultz, age 77, is Professor Emeritus of International Economics at the Graduate School of Business at Stanford University, and a distinguished Fellow at the Hoover Institution. He has held government positions as the Secretary of Labor (1969-1970), Director of the Office of Management and Budget (1970-1972), Secretary of the Treasury (1972-1974) and Secretary of State (1982-1989). In 1989, he was awarded the Medal of Freedom, the nation's highest civilian honor. Dr. Shultz is a director of Bechtel Group, Inc., Gulfstream Aerospace Corporation, AirTouch Communications, Inc. and Gilead Sciences, Inc. He was President of Bechtel Group, Inc. from 1974 to 1982. Dr. Shultz's term expires in the year 2000.



ROGER O. WALTHER
DIRECTOR SINCE 1989

Mr. Walther, age 62, has been Chairman and Chief Executive Officer of ELS Educational Services, Inc., the largest provider of English as a second language courses in the United States, since 1992. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to 1993. Since 1985, Mr. Walther has served as Chairman and has been a director of First Republic Bancorp, a bank holding company. Mr. Walther's term expires in 1999.


NUMBER OF DIRECTORS AND TERMS

The Company currently has eleven directors. Lawrence J. Stupski, a director of the Company since 1986, is retiring from the Board after the meeting and, therefore, is not standing for re-election this year. Two directors are nominees for re-election this year. The remaining eight directors will continue to serve the terms described in their biographies.

Our directors serve staggered terms. This is accomplished as follows:

     -    the directors are divided into three classes,

     -    the classes are as nearly equal in number as possible,

     -    each director serves a three-year term, and

     -    the terms of the classes are staggered.

BOARD AND COMMITTEE MEETINGS
--------------------------------------------------------------------------------


THIS TABLE DESCRIBES THE BOARD'S COMMITTEES.


The Board held eight regular meetings in 1997. Each director, except Dr. Shultz, attended at least 75% of all Board and applicable committee meetings during 1997. This table describes the Board's committees. The Board does not have a Nominating Committee or a committee serving a similar function.




NAME OF COMMITTEE                 FUNCTIONS                                         NUMBER OF
AND MEMBERS                       OF THE COMMITTEE                                  MEETINGS IN 1997
----------------------------------------------------------------------------------------------------
AUDIT                             -    confers with independent accountants              3
                                       and internal auditors regarding scope
Nancy H. Bechtle                       of examinations
C. Preston Butcher
Anthony M. Frank                  -    reviews reports of independent
Donald G. Fisher                       accountants and internal auditors
Frank C. Herringer
Stephen T. McLin*                 -    reviews recommendations about
                                       internal controls

                                  -    recommends selection of independent
                                       accountants to the Board
----------------------------------------------------------------------------------------------------
COMPENSATION                      -    determines the compensation of the                9
                                       Co-Chief Executive Officers
Nancy H. Bechtle
C. Preston Butcher                -    reviews and approves:
Stephen T. McLin
George P. Shultz                       -    compensation philosophy
Roger O. Walther*
                                       -    programs for annual and long-term
                                            executive compensation

                                       -    material employee benefit plans

                                  -    has authority to grant options and
                                       other equity awards under stock
                                       incentive plans and bonus awards
                                       under cash-based incentive plans
----------------------------------------------------------------------------------------------------
CUSTOMER                          -    monitors service quality                          2
QUALITY
ASSURANCE                         -    assesses customer satisfaction
                                       and reviews results of Schwab
Nancy H. Bechtle                       customer surveys
Donald G. Fisher
Anthony M. Frank*                 -    proposes initiatives to research
Frank C. Herringer                     service quality
Charles R. Schwab
George P. Shultz
Roger O. Walther


* Chairperson

                                                           DIRECTOR COMPENSATION
--------------------------------------------------------------------------------


SINCE THE INITIAL DIVIDEND IN 1989, THE COMPANY HAS PAID 35 CONSECUTIVE QUARTERLY DIVIDENDS AND HAS INCREASED THE DIVIDEND 10 TIMES. SINCE 1989 DIVIDENDS HAVE GROWN AT A 41% COMPOUNDED ANNUAL RATE.


We do not pay directors who are also officers of the Company additional compensation for their service as directors. In 1997, compensation for non-employee directors included the following:

     -    an annual retainer of $25,000,

     -    $1,500 for each Board meeting attended,

     - $300 for each Board committee meeting attended either immediately prior to or following a Board meeting, and $1,000 for each other Board committee meeting attended,

     -    an annual retainer of $3,000 to committee chairpersons, and

     -    expenses of attending Board and committee meetings.

Non-employee directors may participate in the Directors' Deferred Compensation Plan. This Plan permits non-employee directors to defer receipt of all or a portion of their director fees and receive, upon ceasing to serve as a director, the amount that would have resulted from investing the deferred amounts in the Company's common stock.

Under the 1992 Plan, non-employee directors receive an annual, automatic grant of either:

     - options on 1,500 shares of common stock if the fair market value of the Company's common stock on the grant date is $35 or more, or

     - options on 2,500 shares of common stock if the fair market value of the Company's common stock on the grant date is less than $35.

"Fair market value" is defined in the 1992 Plan as the closing price of the Company's stock on the date the option is granted.

The annual, automatic option grant to non-employee directors of 1,500 shares of common stock was made on May 15, 1997, at an exercise price of $35.87 per share. After the September 15, 1997, three-for-two stock split, this stock grant was automatically adjusted to 2,250 shares at an exercise price of $23.92.

PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------------------


IN DECEMBER OF 1997, THE COMPANY MADE A GRANT OF 100 STOCK OPTIONS TO ALL NON-OFFICER EMPLOYEES. ACTIVE PART-TIME STAFF RECEIVED A PRO-RATED STOCK OPTION GRANT. APPROXIMATELY 11,000 EMPLOYEES BELOW THE LEVEL OF VICE PRESIDENT PARTICIPATED IN THE PROGRAM.


This table shows how much Company common stock is owned by the directors, certain executive officers and owners of more than 5% of the Company's outstanding common stock, as of March 12, 1998.

                               AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

                                                   NUMBER                                        PERCENT OF
                                                  OF SHARES       RIGHT TO        RESTRICTED     OUTSTANDING
NAME                                               OWNED(1)       ACQUIRE(2)       STOCK(3)        SHARES
------------------------------------------------------------------------------------------------------------
CHARLES R. SCHWAB(4)                              52,107,980      1,893,750             --           20.2

CHARLES SCHWAB PROFIT SHARING AND
EMPLOYEE STOCK OWNERSHIP PLAN(5)                  23,135,020             --             --            8.6

TRANSAMERICA CORPORATION AND
TRANSAMERICA INVESTMENT SERVICES, INC.(6)         14,044,286             --             --            5.2

LAWRENCE J. STUPSKI(7)                             5,370,069         19,085             --            2.0

DAVID S. POTTRUCK(8)                               1,500,172      2,028,073             --            1.3

NANCY H. BECHTLE(9)                                   11,250        121,500             --              *

C. PRESTON BUTCHER(10)                               232,991         27,000             --              *

DONALD G. FISHER(11)                                 724,125         27,000             --              *

ANTHONY M. FRANK(12)                                 211,947         83,400             --              *

FRANK C. HERRINGER(13)                                22,275         17,250             --              *

STEPHEN T. MCLIN                                      33,622         27,000             --              *

GEORGE P. SHULTZ                                      15,000         15,000             --              *

ROGER O. WALTHER(14)                                  29,893         27,000             --              *

TIMOTHY F. MCCARTHY                                   12,719         18,294         44,250              *

TOM D. SEIP(15)                                      159,996        270,823         20,250              *

DAWN G. LEPORE(16)                                    67,603        360,625         60,250              *

DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (23 PERSONS)(17)                       60,715,292      6,419,915        643,050           25.3
------------------------------------------------------------------------------------------------------------


*Less than 1%

  (1) Includes shares for which the named person:

          - has sole voting and investment power,

          - has shared voting and investment power with his or her spouse, or

          - holds in a Profit Sharing Plan account,

      unless otherwise indicated in the footnotes.

      Excludes shares that:

          - are restricted stock holdings, or

          - may be acquired through stock option exercises.

                                                          PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------------------


SINCE 1988, THE SHARE PRICE OF SCHWAB COMMON STOCK HAS GROWN AT A COMPOUNDED ANNUAL RATE OF 58%. THIS INCREASE EQUALS $11 BILLION IN STOCKHOLDER WEALTH.


  (2) Shares that can be acquired through stock option exercises through May 11, 1998.

  (3) Shares subject to a vesting schedule, forfeiture risk and other restrictions.

  (4) Includes 1,837,502 shares held by Mr. Schwab's spouse and children.

      Includes the following shares for which Mr. Schwab disclaims beneficial ownership:

          - 3,476,597 shares held by non-profit public benefit corporations.

          - 25,610 shares held in trusts for which Mr. Schwab acts as trustee.

      Includes the following shares for which Mr. Schwab may be deemed to have shared voting and investment power, but disclaims beneficial ownership:

          - 175,703 shares held by investment companies and managed by a wholly-owned subsidiary of the Company.

      Mr. Schwab's address is c/o The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, California 94104.

  (5) As of March 12, 1998, the Profit Sharing Plan held a total of 23,135,020 shares of which:

          - 22,546,329 shares were held by participants under the Plan, and

          - 588,691 unallocated shares were held under the ESOP component of the Plan.

      Participants direct the voting of shares held for their benefit or allocated to their Plan accounts. The Plan's purchasing agent votes Plan participants' unvoted shares and unallocated shares held under the ESOP component of the Plan. The purchasing agent may only vote these shares in the same proportion as shares voted by Plan participants.

      The address of the Charles Schwab Profit Sharing and Employee Stock Ownership Plan is c/o The Charles Schwab Corporation, 101 Montgomery Street, San Francisco, California 94104.

  (6) The "Number of Shares Owned" is based on information contained in a report on Schedule 13-G filed by Transamerica Corporation with the Securities and Exchange Commission on February 17, 1998.

      The address of Transamerica Corporation is 600 Montgomery Street, San Francisco, California 94111 and the address of Transamerica Investment Services, Inc. is 1150 South Olive Street, Los Angeles, California 90015.

  (7) Includes 372,500 shares held by a non-profit public benefit corporation for which Mr. Stupski disclaims beneficial ownership.

  (8) Includes 9,471 shares held by Mr. Pottruck's spouse and a family member.

      Includes the following shares for which Mr. Pottruck disclaims beneficial ownership:

          - 135,280 shares held in trusts for which Mr. Pottruck acts as trustee.

          - 75,075 shares held by a non-profit public benefit corporation.

PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------------------


A FUNDAMENTAL TENET OF THE COMPANY'S COMPENSATION POLICY IS THAT SIGNIFICANT EQUITY PARTICIPATION CREATES A VITAL LONG TERM PARTNERSHIP BETWEEN MANAGEMENT AND OTHER STOCKHOLDERS.



  (9) Includes 2,250 shares held by Ms. Bechtle's spouse.

 (10) Includes 63,116 shares held by Mr. Butcher's spouse.

 (11) Includes 612,750 shares held in charitable remainder trusts by Mr. Fisher and his spouse.

 (12) Includes 36,947 shares held by a family member for which Mr. Frank shares investment power, but disclaims beneficial ownership.

 (13) Includes 11,250 shares held by Mr. Herringer's spouse.

 (14) Includes 5,893 shares held by Mr. Walther's spouse.

 (15) Includes 2,022 shares held by Mr. Seip's spouse.

 (16) Includes 4,636 shares held by Ms. Lepore's spouse.

 (17) Messrs. Schwab, Stupski, Pottruck, Butcher, Fisher, Frank, Herringer, McLin, Shultz, Walther, McCarthy and Seip, and Ms. Lepore and Ms. Bechtle, and nine other executive officers are members of the group.

      In prior Proxy Statements, all shares held by the Plan were included in this total because certain executive officers of the Company were members of the Administrative Committee of the Plan. The Administrative Committee is no longer deemed to have sole or shared voting or investment power over Plan shares. Consequently, Plan shares, other than shares allocated to executive officers' accounts, are not included in this total.

                                                               PERFORMANCE GRAPH
--------------------------------------------------------------------------------


ON A DIVIDEND REINVESTED BASIS, THE VALUE OF OUR STOCK INCREASED 98% IN 1997 ALONE, COMPARED WITH AN INCREASE OF 82% FOR THE DOW JONES SECURITIES BROKERAGE GROUP INDEX AND AN INCREASE OF 33% FOR THE STANDARD & POOR'S 500 INDEX.


The following graph shows a five-year comparison of cumulative total returns for the Company's common stock, the Standard & Poor's 500 Index and the Dow Jones Securities Brokerage Group Index, each of which assumes an initial value of $100 and reinvestment of dividends.

                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

[GRAPH]

                         12/92     12/93     12/94     12/95     12/96    12/97
THE CHARLES SCHWAB        $100      $187      $204      $355      $569   $1,124
CORPORATION

DOW JONES SECURITIES      $100      $129      $114      $156      $235     $427
BROKERAGE GROUP INDEX

STANDARD & POOR'S         $100      $110      $112      $153      $189     $252
500 INDEX

* Information presented is as of the end of each fiscal year ended December 31.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


IN THIS SECTION, WE DESCRIBE THE COMPENSATION WE PAY OUR CHIEF EXECUTIVE OFFICER AND THE NEXT FOUR MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS.


In this section, we describe the compensation we pay our Chief Executive Officer and the next four most highly compensated executive officers. It consists of:

-    a report by the Compensation Committee on executive compensation,

- a detailed table showing compensation for the years 1997, 1996, and 1995, and

-    information about stock options.

This section also includes descriptions of:

- agreements between the Company and Mr. Schwab relating to his employment and the use of the name "Schwab" by the Company, and

-    certain severance arrangements between the Company and other executives.

Filings made by the Company with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the Company is referring you to information that has previously been filed with the Securities and Exchange Commission, and that this information should be considered as part of the filing you are reading. The Performance Graph and Compensation Committee Report on Executive Compensation in this Proxy Statement are specifically not incorporated by reference into any other filings with the Securities and Exchange Commission.

This Proxy Statement is being sent to stockholders as part of the voting material for the Annual Meeting. The Proxy Statement is not to be considered material for soliciting the purchase or sale of Company stock.

For all of 1997, Mr. Schwab was the Chief Executive Officer and Mr. Pottruck was the President of the Company. In January of 1998, Mr. Schwab and Mr. Pottruck became Co-Chief Executive Officers of the Company. For purposes of the following report, Mr. Schwab is the Chief Executive Officer and Mr. Pottruck is the President.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

During 1997, the Compensation Committee (the "Committee") of the Company's Board of Directors consisted of Mr. Walther, Ms. Bechtle, Mr. Butcher, Mr. McLin and Dr. Shultz. No member of the Committee during 1997 was an employee of the Company or any of its subsidiaries. Each member meets the definition of "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                                                          EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


COMPENSATION POLICIES


The Committee has overall responsibility for the Company's executive compensation policies and practices. The Committee's functions include:

-    determining the compensation of the Chief Executive Officer of the Company,

- upon recommendation of the Chief Executive Officer and the President, reviewing and approving all executive officers' compensation, including salary and payments under the executive bonus plans, and

-    granting awards under stock option and stock incentive plans.

The Committee has provided the following report on the compensation policies of the Company as they apply to its executive officers, the relationship of Company performance to executive compensation and the Chief Executive Officer's compensation.

COMPENSATION POLICIES

The Company's compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for stockholders. The Company's policies rely on two principles. First, a significant portion of executive officers' total compensation should be in the form of stock and stock-based incentives. Second, a large portion of their cash compensation should be at risk and vary, depending upon meeting stated financial objectives.

When establishing salaries, bonus levels and stock-based awards for executive officers, the Committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies, based on periodic reviews of competitive data obtained from independent consultants. The Committee reviews companies of similar size, rates of growth and financial returns to the Company, including, but not limited to, some of the companies included in the Dow Jones Securities Brokerage Group Index.

Companies outside the financial services industry are selected for inclusion in the review based upon the extent to which they satisfy a list of selection criteria, which includes size, growth rates, similar financial performance, leadership status in their industry, reputation for innovation, and the extent to which they compete with the Company for executives. Not all of these criteria will be satisfied in any particular case. The Committee includes in its review companies other than those included in the Dow Jones Securities Brokerage Group Index because the Company frequently recruits executives from outside the financial services industry, depending upon the specific skills required for the position.

The Committee uses comparative data to set compensation targets that will

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


THE IMPORTANCE OF OWNERSHIP


provide executive officers with compensation that exceeds the average amounts paid to similar executives of comparable companies in years in which the Company achieves superior performance, and with compensation below the average of amounts paid to similar executives of comparable companies in years in which the Company fails to achieve superior performance. However, the Committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, the Company's philosophy of compensating executives for the success they achieve in managing specific enterprises.

In the case of the compensation of the President, the Committee places considerable weight on the recommendations of the Chief Executive Officer, and with respect to executive officers other than the Chief Executive Officer and the President, the Committee places considerable weight upon the recommendations of the Chief Executive Officer and the President.

THE IMPORTANCE OF OWNERSHIP

A fundamental tenet of the Company's compensation policy is that significant equity participation creates a vital long term partnership between management and other stockholders. Through the Profit Sharing Plan and various stock incentive plans, the benefits of equity ownership are extended to executive officers and employees of the Company and its subsidiaries. As of March 12, 1998, the directors and executive officers of the Company owned an aggregate of 61,358,342 shares (including restricted shares) and had the right to acquire an additional 6,419,915 shares upon the exercise of employee stock options (exercisable on or before May 11, 1998).

The Profit Sharing Plan held 22,546,329 shares which were allocated to participants' accounts on March 12, 1998. The Company intends to continue its strategy of encouraging its employees to become stockholders.

The chart preceding this report compares changes in the Company's cumulative total returns with those of the Standard & Poor's 500 Index and the Dow Jones Securities Brokerage Group Index. From December 31, 1992 through December 31, 1997 the cumulative total return of the Company's stock was 1,024%. By comparison, in the same period the Dow Jones Securities Brokerage Group Index grew 327% and the Standard & Poor's 500 Index grew 152%. The Committee believes employees' equity participation in the Company is a meaningful factor contributing to the Company's success.

                                                          EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


ANNUAL BASE SALARY

VARIABLE COMPENSATIONS


ANNUAL BASE SALARY

The Company believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by the other companies it reviews (see "Compensation Policies").

VARIABLE COMPENSATION

CORPORATE EXECUTIVE BONUS PLAN.

The Corporate Executive Bonus Plan (the "Bonus Plan") pays bonuses each year to executive officers (other than the Chief Executive Officer, who is covered under an employment agreement with the Company) based on the Company's performance (see "Chief Executive Officer's Compensation"). Depending upon the Company's pre-tax profit margin and net revenue growth, the Bonus Plan is paid out at a percentage of each participant's bonus target. Targets are expressed as a percentage of base salary, which are determined by the Committee based on the factors discussed above (see "Compensation Policies").

The Committee sets target bonuses in the first quarter of each year based upon the recommendation of the Chief Executive Officer and, where appropriate, the President. In the case of the President, who receives all of his annual incentive compensation under the Bonus Plan, the target bonus can be up to 300% of base salary. In the case of the remaining executive officers, who also participate in the Annual Executive Individual Performance Plan (discussed below), the target bonuses can be up to 50% of base salary.

The target bonus is adjusted upward or downward, in accordance with a payout matrix adopted by the Committee at the time the target bonus is established. This results in a payout of a multiple (or fraction) of the target bonus depending upon the Company's performance. The factors determining bonuses in the matrix are pre-tax profit margin and net revenue growth. In general, a given percentage change in pre-tax profit margin will have a greater impact on the determination of bonus payments than the same percentage change in the net revenue growth rate. In 1997, the Company achieved a pre-tax profit margin of 19.5% and net revenue growth of 24.2%. Based on this performance, executive officers received bonuses in excess of their target bonus amounts in 1997.

ANNUAL EXECUTIVE INDIVIDUAL PERFORMANCE PLAN.

The Annual Executive Individual Performance Plan (the "Individual Performance Plan") pays bonuses to executive officers other than the Chief Executive Officer and President based on a subjective determination of each such officer's individual contribution

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


VARIABLE COMPENSATION


to the attainment of the Company's performance objectives. The Committee makes this determination based on the recommendation of the Chief Executive Officer and the President. In general, such recommendations are based in significant part upon the officer's success in achieving specific goals identified in such officer's business plan.

The amount available for payments under the Individual Performance Plan is determined in accordance with a matrix, adopted by the Committee in its discretion, in advance from time to time, that generates a funding amount based upon the level of the Company's pre-tax profit margin and net revenue growth. Although individual bonuses under the Individual Performance Plan may vary in recognition of individual achievements, the aggregate amount of executive officer bonuses payable under the Individual Performance Plan is based strictly on the Company's performance.

1992 STOCK INCENTIVE PLAN.

In 1992, the Board of Directors approved the 1992 Plan, which was approved by the stockholders of the Company at the 1992 Annual Meeting and became effective on May 8, 1992. Under the 1992 Plan, stock option grants and restricted stock awards are made to executive officers by the Committee, based upon the factors discussed above (see "Compensation Policies").

The Committee has adopted a policy of granting infrequent and large stock options and restricted stock awards to executive officers, supplemented with smaller annual grants. The Committee believes that an emphasis on large, but infrequent awards provides a more powerful incentive to executive officers to achieve sustained growth over the long term. The Committee intends that stock-based incentives will be the sole long-term incentives payable to executive officers.

During 1997, stock option grants were made to certain of the Company's executive officers. In addition, certain of the Company's executive officers received grants of restricted shares. To determine the size of the grants, the Company reviewed and presented to the Committee data obtained from an independent consultant concerning levels of long term compensation for executive officers of selected financial services companies and companies of comparable size, rates of growth, and/or financial returns, as well as the value of outstanding unvested stock options and restricted stock awards held by the individual.

                                                          EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


CHIEF EXECUTIVE OFFICER'S COMPENSATION

TAX LAW LIMITS ON EXECUTIVE COMPENSATION


CHIEF EXECUTIVE OFFICER'S COMPENSATION

The Company's Chief Executive Officer, Charles R. Schwab, is compensated based on an employment agreement that was entered into between the Company and Mr. Schwab and approved by the stockholders, effective as of March 31, 1995 (see "Employment Agreement and Name Assignment"). Under the terms of his Employment Agreement, Mr. Schwab receives a base salary of $800,000. Mr. Schwab's annual bonus, if any, is a multiple of his base salary. The multiple is based on the Company's pre-tax profit margin and net revenue growth for the year, and is determined under a matrix adopted by the Committee. The Committee has the authority to adjust the matrix from time to time (provided that for any year the matrix may not be changed more than 90 days after the beginning of the year).

The Committee believes that Mr. Schwab's leadership is a vital factor in the Company's success. Specifically, the Committee believes that:

- MR. SCHWAB PROVIDES THE COMPANY WITH THE LEADERSHIP, VISION AND INSPIRATION FOR INNOVATION THAT HAS GENERATED THE COMPANY'S GROWTH AND SUPERIOR PERFORMANCE,

- THE COMPANY'S OVERALL STRATEGIC DIRECTION AS DEVELOPED BY MR. SCHWAB IS CRITICAL TO ENHANCING THE FUTURE LONG TERM VALUE OF THE COMPANY FOR ITS STOCKHOLDERS, AND

- MR. SCHWAB'S LEADERSHIP HAS ENABLED THE COMPANY TO SUBSTANTIALLY OUTPERFORM BOTH THE STANDARD & POOR'S 500 INDEX AND THE DOW JONES SECURITIES BROKERAGE GROUP INDEX OVER THE PAST FIVE-YEAR PERIOD.

Based upon the Company's attainment in 1997 of a pre-tax profit margin of 19.5% and net revenue growth of 24.2%, which resulted in pre-tax profit of over $447 million, the amount of Mr. Schwab's annual bonus for 1997, calculated pursuant to the matrix, was $6,362,000.

TAX LAW LIMITS ON EXECUTIVE COMPENSATION

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and stockholders have approved the compensation arrangements. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Accordingly, the Company's Corporate Executive Bonus Plan and 1992 Plan were approved by the stockholders in 1994 and 1995, and the Company's Employment Agreement with Mr. Schwab was approved by the stockholders in 1995 (see "Employment

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------


TAX LAW LIMITS ON EXECUTIVE COMPENSATION


Agreement and Name Assignment" below).

The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Roger O. Walther, Chairman

Nancy H. Bechtle

C. Preston Butcher

Stephen T. McLin

George P. Shultz

                                             EMPLOYMENT AND SEVERANCE AGREEMENTS
--------------------------------------------------------------------------------


EMPLOYMENT AGREEMENT AND NAME ASSIGNMENT


EMPLOYMENT AGREEMENT AND NAME ASSIGNMENT

The Company and Mr. Schwab entered an employment agreement effective March 31, 1995 (the "Employment Agreement"), which was approved by the Company's stockholders and replaced an earlier employment agreement. The Employment Agreement has an initial term of five years, and provides that as of each March 31, the term of the Employment Agreement is automatically extended by an additional year, subject to the same terms and conditions, unless either party provides notice to the other, by that date, of an intention not to extend it.

The Employment Agreement provides for an annual base salary of $800,000 and provides that Mr. Schwab will participate in all compensation and fringe benefit programs made available to other executive officers, including the Company's stock incentive plans. In lieu of participating in the executive bonus plans, Mr. Schwab's annual bonus, if any, is a multiple of his base salary. This multiple is based on the Company's pre-tax profit margin and net revenue growth for the year, and is determined under a matrix adopted by the Compensation Committee. The Compensation Committee has the authority to adjust the matrix from time to time (provided that for any year, the matrix may not be changed more than 90 days after the beginning of the year). The matrix is also subject to annual, automatic adjustment based on increases in the Consumer Price Index.

The Employment Agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) in the event his employment is terminated involuntarily, other than for cause, prior to the expiration of the Employment Agreement. "Cause" is defined as the commission of a felonious act, or willful and gross negligence or misconduct that results in material harm to the Company.

Mr. Schwab's resignation following a material change in his capacities or duties at Schwab or the Company is included in the definition of "involuntary termination." If an involuntary termination is for reasons other than death, disability or for "cause," Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his base salary and participation in all bonus, incentive and other compensation benefit plans for which he was or would have been eligible (but excluding additional grants under the Company's stock incentive plans). In addition, all outstanding, unvested awards under the Company's stock incentive plans will vest fully on the effective date of the termination.

EMPLOYMENT AND SEVERANCE AGREEMENTS
--------------------------------------------------------------------------------


EMPLOYMENT AGREEMENT AND NAME ASSIGNMENT


If an involuntary termination is by reason of disability, Mr. Schwab will be entitled to receive his base salary, less any payments under the Company's long-term disability plan, and benefits (but not bonuses or other incentive compensation) for a period of 36 months from such termination, and shall also receive a prorated portion of any bonus or incentive payments payable with respect to the year in which the disability occurs. If an involuntary termination is by reason of death, a lump sum payment will be made to Mr. Schwab's estate equal to five times his then base salary.

If Mr. Schwab should voluntarily resign his employment within 24 months of a change in control of the Company, he shall be entitled to receive a pro-rated portion of any bonus or incentive payments payable with respect to the year in which the resignation occurs. In addition, if Mr. Schwab's employment should terminate on account of any voluntary resignation, or on account of an involuntary termination occurring within 24 months of a change in control of the Company, Mr. Schwab shall have the right (but not the obligation) to enter into a consulting arrangement with the Company. Under this agreement, Mr. Schwab would provide certain consulting services to the Company for a period of five years, in exchange for an annual payment equal to the lesser of $1 million or 75% of his then base salary.

The Employment Agreement precludes Mr. Schwab from becoming associated with any business competing with the Company for a period of five years following a voluntary resignation of employment (except that such covenant would not apply in the event of a resignation of employment occurring within 24 months of a change in control of the Company).

The Company and Schwab also are parties to an Assignment and License agreement with Mr. Schwab (the "Name Assignment") that was approved in July 1987 by the Company's non-employee director. Pursuant to the Name Assignment, Mr. Schwab has assigned to the Company all service mark, trademark, and trade name rights in and to Mr. Schwab's name (and variations thereon) and likeness, subject to Mr. Schwab's perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that are not in direct competition with any business in which the Company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years

                                             EMPLOYMENT AND SEVERANCE AGREEMENTS
--------------------------------------------------------------------------------


CERTAIN SEVERANCE ARRANGEMENTS


after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, as long as that use does not cause confusion about whether the Company is involved with goods or services actually marketed by Mr. Schwab or by third parties unrelated to the Company.

Subject to the same prohibition against actual confusion of customers, Mr. Schwab at all times will be able to use his own name to identify himself, but not as a service mark, trademark or trade name in the financial services business. The "financial services business" is defined in the Name Assignment as the business in which Schwab is currently engaged and any additional and related businesses in which the Company or Schwab is permitted to engage under rules and regulations of applicable regulatory agencies. The Company's right to assign or license the right to use Mr. Schwab's name and likeness are severely constrained during Mr. Schwab's lifetime.

No cash consideration is to be paid to Mr. Schwab for the Name Assignment while he is employed by the Company or, after that employment terminates, while he is receiving compensation pursuant to an employment agreement with the Company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three tenths of one percent (0.3%) of the aggregate net revenues of the Company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area during specified months in 1987, and they will terminate if the Company and its subsidiaries cease using the name and likeness.

CERTAIN SEVERANCE ARRANGEMENTS

The Company has a Change in Control Severance Plan (the "Severance Plan"), which covers certain executive officers, including those named in the Summary Compensation Table (except Mr. Schwab). The Severance Plan provides that if the executive is terminated other than for cause within three years after a change in control of the Company or if the executive terminates his or her employment for good reason, as defined in the Severance Plan, within such three year period or voluntarily during the thirty-day period following the first anniversary of the change in control, the executive is entitled to receive a lump sum severance payment equal to three times the sum of the executive's base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive for any excise taxes imposed upon payments under the agreements.

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------


This table shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers. We refer to all of these officers as the "Named Executive Officers."


SUMMARY COMPENSATION TABLE
                                                                              LONG-TERM COMPENSATION

                             ANNUAL COMPENSATION                                AWARDS              PAYOUTS
-------------------------------------------------------------------------------------------------------------------------------
                                                       OTHER ANNUAL    RESTRICTED     SECURITIES                    ALL OTHER
NAME AND PRINCIPAL                                     COMPENSATION   STOCK AWARDS    UNDERLYING   LTIP PAYOUTS   COMPENSATION
POSITION              YEAR   SALARY ($)  BONUS ($)(2)     ($)(3)         ($)(4)       OPTIONS (#)     ($)(5)          ($)(6)
-------------------------------------------------------------------------------------------------------------------------------
CHARLES R. SCHWAB     1997   $800,004     $6,362,225             --              0              0              0        $16,601
CHAIRMAN AND          1996   $800,004     $9,387,225             --              0              0              0        $18,810
CHIEF EXECUTIVE       1995   $800,004     $8,606,225             --              0        750,000              0        $24,699
OFFICER

DAVID S. POTTRUCK     1997   $695,004     $4,319,225             --              0              0              0        $16,601
PRESIDENT AND CHIEF   1996   $695,004     $6,436,225             --              0              0              0        $18,810
OPERATING OFFICER     1995   $695,004     $5,898,225             --              0        525,000     $1,578,360        $24,699

TIMOTHY F. MCCARTHY   1997   $420,833     $1,243,015        $40,332       $686,250         75,000              0        $16,601
FIRST EXECUTIVE       1996   $343,751     $1,211,485             --       $246,250              0              0         $6,805
VICE PRESIDENT (1)    1995   $108,336       $354,174             --       $128,125        150,000              0         $6,118

TOM D. SEIP           1997   $465,000     $1,037,707       $119,834              0         60,000              0        $16,601
EXECUTIVE VICE        1996   $408,333     $1,395,572             --              0              0              0        $18,810
PRESIDENT             1995   $366,668     $1,046,288             --       $384,375        112,500       $751,600        $24,699

DAWN G. LEPORE        1997   $372,500       $839,730       $119,839              0         52,500              0        $16,601
EXECUTIVE VICE        1996   $325,833       $900,372             --              0              0              0        $18,810
PRESIDENT AND         1995   $275,001       $765,933             --       $384,375         97,500       $526,120        $24,699
CHIEF INFORMATION
OFFICER


(1)  Mr. McCarthy joined the Company in September of 1995.

(2) Includes, with respect to Mr. Schwab, amounts paid pursuant to his Employment Agreement with the Company dated March 31, 1995 (see "Employment Agreement and Name Assignment").

(3) "Other Annual Compensation" includes payments, not properly categorized as salary or bonus, to the Named Executive Officers. The following chart further explains these payments.

                                                      SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------


DURING 1997, THE COMPANY ACHIEVED ITS EIGHTH CONSECUTIVE YEAR OF RECORD REVENUES AND SEVENTH CONSECUTIVE YEAR OF RECORD EARNINGS.

                                          CASH PAYMENT BASED   PAR VALUE PAYMENT
                                              ON COMPANY         ON RESTRICTED
                                             PERFORMANCE*            STOCK**            TOTAL
Charles R. Schwab                                    $0                  $0                  $0

David S. Pottruck                                    $0                  $0                  $0

Timothy F. McCarthy                             $39,867                $465             $40,332

Tom D. Seip                                    $119,602                $232            $119,834

Dawn G. Lepore                                 $119,602                $237            $119,839

      * Certain executive officers received cash payments based on the return on Company stock (including price appreciation and dividend reinvestment) outperforming, by a specified margin, the return on the Standard & Poor's 500 Index. These payments encourage executives to continue holding Company shares after vesting by helping them meet the income tax liability resulting from the vesting of the shares.

     ** Includes payment by the Company of the par value of restricted stock awarded to the Named Executive Officer under the 1992 Plan.

(4) DATE OF GRANT VALUE. This column shows the market value of restricted stock awards on date of grant.

     YEAR-END VALUES. The year-end value of the restricted stock awards for Mr. McCarthy, Mr. Seip and Ms. Lepore were $1,887,188; $943,594; and $943,594, respectively, based on the closing sale price of the Company's common stock on December 31, 1997 ($41.94).

     RIGHTS. Restricted stockholders have voting and dividend rights.

     ORIGINAL VESTING SCHEDULE. The restricted shares, when originally issued, vested over a five-year period, with:

          -    10% of the shares vesting two years after the grant date,

          - an additional 10% of the shares vesting three years after the grant date,

          - an additional 15% of the shares vesting four years after the grant date, and

          - the remaining 65% of the shares vesting five years after the grant date.

     Some of the restricted shares vest more slowly or not at all, depending upon certain stock performance criteria. Thus, it is possible that a substantial number of the restricted shares will not vest.

     AMENDED VESTING SCHEDULE. In 1996, and effective January 1, 1997, the Compensation Committee shortened the vesting period to four years for all restricted grants made after December 31, 1993. These restricted shares have the following vesting schedule:

          -    10% of the shares vest two years after the grant date,

          - an additional 40% of the shares vest three years after the grant date, and

          - the remaining 50% of the shares vest four years after the grant date.

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------


IN 1997, TOTAL CUSTOMER ASSETS INVESTED IN SCHWAB'S MUTUAL FUND
MARKETPLACE-Registered Trademark- (INCLUDING MUTUAL FUND ONESOURCE-Registered Trademark-), PASSED $100 BILLION, AND IN ADDITION TOTAL CUSTOMER ASSETS INVESTED IN SCHWAB'S PROPRIETARY SCHWABFUNDS-Registered Trademark- PASSED $50 BILLION.


     Any restricted shares granted subject to pre-existing stock performance criteria remained subject to those conditions.

(5)  The Long Term Incentive Plan ("LTIP") was terminated as of December 31,
     1994.

     VALUATION OF UNITS. Participants' final cash bonus under LTIP was determined by:

          -    valuing the participants' units on December 31, 1994,

          -    subtracting the initial or date of grant value of such units, and

          - multiplying this net unit value by the total number of units held by the participant.

     Units at the inception of LTIP had an initial value of $0, but subsequent units were valued as of the grant date (either June 30 or December 31 of each year).

     PAYMENT OPTIONS. Participants at the executive level received payment upon:

          -    the date designated in LTIP,

          -    a deferred date requested by the executive,

          -    termination of employment with the Company, or

          -    immediately upon a change of control.

(6)  Represents Company contributions under the PROFIT SHARING PLAN.

                                                                   OPTION GRANTS
--------------------------------------------------------------------------------


This table shows stock option grants to the Named Executive Officers during the last fiscal year.


OPTIONS GRANTED IN 1997
                                                INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK PRICE APPRECIATION
                                                                                                        FOR OPTION TERM (3)
                     NUMBER OF            % OF TOTAL
                    SECURITIES              OPTIONS          EXERCISE
                    UNDERLYING             GRANTED TO           OR
                      OPTIONS              EMPLOYEES        BASE PRICE         EXPIRATION
NAME                GRANTED (#) (1)      IN FISCAL YEAR     ($/SH) (2)            DATE                  5% ($)          10% ($)
------------------------------------------------------------------------------------------------------------------------------------
CHARLES R. SCHWAB            0                  0%                 N/A                  --                 N/A              N/A

DAVID S. POTTRUCK            0                  0%                 N/A                  --                 N/A              N/A

TIMOTHY F. MCCARTHY     30,000               0.74%            $26.0833           2/26/2007            $465,641       $1,204,955
                        30,000               0.74%            $30.9583           2/26/2007            $575,941       $1,467,220
                        15,000               0.37%            $30.5000           7/16/2007            $284,665         $724,274

TOM D. SEIP             30,000               0.74%            $26.0833           2/26/2007            $465,641       $1,204,955
                        30,000               0.74%            $30.9583           2/26/2007            $575,941       $1,467,220

DAWN G. LEPORE          26,250               0.65%            $26.0833           2/26/2007            $407,435       $1,054,336
                        26,250               0.65%            $30.9583           2/26/2007            $503,949       $1,283,817


(1)  Options granted in 1997 were made under the 1992 Plan. These options are:

        - generally granted as 50% non-statutory stock options and 50% incentive stock options (subject to limitation imposed by tax law),

        - granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant,

        - expire ten years from the date of grant, unless otherwise earlier terminated in certain events related to termination of employment, and

        - vest in 25% increments on each anniversary date of the grant, subject to the terms and conditions of the 1992 Plan.

(2)  Options with exercise prices of:

        -    $26.0833 were granted on February 26, 1997,

        -    $30.9583 were granted on August 1, 1997, and

        -    $30.5000 were granted on July 16, 1997.

(3) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company's estimate or projection of the future common stock price. If the Company's common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

OPTIONS EXERCISED
--------------------------------------------------------------------------------


This table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.


AGGREGATED OPTION EXERCISES IN 1997
AND FISCAL YEAR-END OPTION VALUES
                                                                        NO. OF SECURITIES
                                                       VALUE          UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                           SHARES ACQUIRED            REALIZED           OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS
                           ON EXERCISE (#)             ($)(1)               YEAR-END (#)               AT YEAR-END ($)(2)

NAME                                                                 EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
CHARLES R. SCHWAB                     --                  --           1,893,750        375,000    $68,774,816     $9,355,469

DAVID S. POTTRUCK                     --                  --           2,028,073        377,927    $74,219,449    $10,540,989

TIMOTHY F. MCCARTHY                   --                  --              75,000        150,000     $1,871,094     $2,854,688

TOM D. SEIP                       37,500            $881,347             690,073        186,677    $25,289,903     $4,638,451

DAWN G. LEPORE                    45,000          $1,015,417             367,500        101,250    $12,564,014     $1,925,508


(1)  This number is calculated by:

          - averaging the high and low market prices on the date of exercise to get the "average market price,"

          - subtracting the option exercise price from the average market price to get the "average value realized per share," and

          - multiplying the average value realized per share by the number of options exercised.

     The amounts in this column may not represent amounts actually realized by the Named Executive Officers.

(2)  This number is calculated by:

          - subtracting the option exercise price from the Company's December 31, 1997 average market price ($42.03 per share, as reported on the New York Stock Exchange Composite Transactions Index) to get the "average value per option," and

          - multiplying the average value per option by the number of exercisable and unexercisable options.

     The amounts in this column may not represent amounts actually realized by the Named Executive Officers.

                                                               OTHER INFORMATION
--------------------------------------------------------------------------------


CERTAIN TRANSACTIONS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

STOCKHOLDER PROPOSALS


CERTAIN TRANSACTIONS

Certain directors and executive officers maintain margin trading accounts with Schwab. Extensions of credit in such accounts are made in the ordinary course of Schwab's business, are made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Employees and directors of the Company who engage in brokerage transactions at Schwab receive a 20% discount on its standard commission rates for brokerage transactions.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during 1997, all filings with the Securities and Exchange Commission of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Company common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Susanne D. Lyons and Lawrence J. Stupski each filed one late report.



INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Our Board has selected Deloitte & Touche LLP as the Company's independent public accountants for the current fiscal year. They have served as accountants for the Company or Schwab since 1976. Representatives of Deloitte & Touche LLP are expected to attend the meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.


STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in our 1999 Proxy Statement, you must deliver it to the Company's Corporate Secretary at our principal executive office no later than November 23, 1998. The Company's bylaws contain specific procedural requirements regarding a stockholder's ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. If you would like a copy of the procedures contained in our bylaws, please contact:


Assistant Corporate Secretary
The Charles Schwab Corporation
101 Montgomery Street (88/5)
San Francisco, California 94104
(415) 636-1406

OTHER INFORMATION
--------------------------------------------------------------------------------


COSTS OF PROXY SOLICITATION

TICKETS TO THE ANNUAL MEETING


COSTS OF PROXY SOLICITATION

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.


TICKETS TO THE ANNUAL MEETING

SEATING IS LIMITED AND THEREFORE, ADMISSION IS BY TICKET ONLY ON A FIRST-COME, FIRST-SERVED BASIS.

Please complete and return to us the ticket request postcard included in your voting materials. When we receive your postcard, we will mail you a ticket.

If you did not receive a ticket request postcard and would like to attend the Annual Meeting, please contact:


     Assistant Corporate Secretary
     The Charles Schwab Corporation
     101 Montgomery Street (88/5)
     San Francisco, California  94104
     (415) 636-1406


By Order of the Board of Directors,


/s/ Carrie E. Dwyer

CARRIE E. DWYER
EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY



MARCH 23, 1998
SAN FRANCISCO, CALIFORNIA

                                                                        APPENDIX
--------------------------------------------------------------------------------


GENERAL DESCRIPTION OF THE 1992 PLAN


GENERAL DESCRIPTION OF THE 1992 PLAN

PURPOSE.

The purpose of the 1992 Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by:

- encouraging non-employee directors and key employees to focus on long-range objectives,

- encouraging the attraction and extention of non-employee directors and key employees with exceptional qualifications, and

- linking the interests of non-employee directors and key employees directly to stockholder interests.


ELIGIBILITY TO RECEIVE AWARDS.

Key employees of the Company and its subsidiaries, including directors who are also employees, are eligible for awards under the 1992 Plan. Non-employee directors are eligible for an annual, automatic grant of nonqualified options each year. As of December 31, 1997, approximately 3,078 persons had received awards under the 1992 Plan.


LIMITS ON AWARDS.

If the amendment is approved, the maximum number of shares that may be granted to any one participant in any one year will be increased:

-    from 500,000 to 2,250,000 for shares subject to options,

-    from 200,000 to 900,000 shares as Restricted Shares, and

-    from 200,000 to 900,000 shares as Performance Share Awards.

If the amendment is approved, these annual limits will be subject to automatic adjustment to reflect any future stock splits, stock dividends or other similar events.


TYPES OF AWARDS.

Awards under the 1992 Plan may take the form of Restricted Shares, Performance Share Awards and options to acquire common stock of the Company.

- Restricted Shares are similar to common stock in that they have the same voting and dividend rights, but Restricted Shares are subject to forfeiture in the event that the applicable vesting conditions are not satisfied.

- A Performance Share Award is an obligation of the Company to issue and deliver in the future shares of common stock in the event that the applicable conditions are satisfied.

- An option is the right to acquire common stock at an exercise price at least equal to the fair market value price of Company stock on the date of grant. Options include nonqualified stock options ("NSOs") and incentive stock options ("ISOs"). ISOs are intended to qualify for special tax treatment. Options are subject to a vesting schedule.

APPENDIX
--------------------------------------------------------------------------------


GENERAL DESCRIPTION OF THE 1992 PLAN


Any award under the 1992 Plan may include one of these grant types or a combination of several grant types, except that non-employee directors will only be eligible to receive NSOs.

No payment is required upon the grant of any award, except for payment of the par value of any Restricted Shares awarded. Upon exercise of an option, the optionee must pay the exercise price thereof to the Company. On March 12, 1998, the closing price of the Company's common stock was $39.19 per share.

As of December 31, 1997, a total of 14,281,353 shares (subject to antidilution provisions) were issuable as Restricted Shares, or pursuant to Performance Share Awards and options under the 1992 Plan. Under the terms of the 1992 Plan, if:

-    any Restricted Shares, Performance Share Awards or options are forfeited,

- any Performance Share Awards terminate for any other reason without the associated common stock being issued, or

-    options terminate for any other reason prior to exercise,

then the underlying shares again become available for awards.


ADMINISTRATION, AMENDMENT AND TERMINATION.

The 1992 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, upon advice of the Company's executive management,

-    selects the key employees who will receive awards,

- determines the amount, vesting requirements, performance criteria, if any, and other conditions of each award,

-    interprets the provisions of the 1992 Plan, and

-    makes all other decisions regarding the operation of the 1992 Plan.

The grant of NSOs to non-employee directors is made annually, and the Committee has no discretion with respect to those awards.


GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS.

Under the 1992 Plan, each non-employee director receives an annual, automatic grant of options to purchase 1,500 shares of common stock (2,500 shares of common stock if the exercise price is less than $35). This grant is made on and as of May 15 of each year, and if May 15 is not a business day, then the grant is made on and as of the next succeeding business day.


RESTRICTED SHARES AND PERFORMANCE SHARE AWARDS.

Restricted Shares are nontransferable prior to vesting, except that they may be transferred by gift to certain trusts and partnerships that have been formed

                                                                        APPENDIX
--------------------------------------------------------------------------------


GENERAL DESCRIPTION OF THE 1992 PLAN


for the benefit of family members. Vesting is accelerated in the event of the optionee's death, disability, or retirement, and may be accelerated in the event of a change in control, as defined below.

Performance Share Awards are nontransferable, and the recipient has no voting or dividend rights until such time as the associated shares of common stock are issued, at which time the recipient will have the same voting, dividend and other rights as the Company's other stockholders.

When granting an award, the Committee determines the number of Performance Share Awards or Restricted Shares to be included in the award as well as the vesting or issuance conditions. The vesting or issuance conditions may be based on:

-    the employee's service,

-    his or her individual performance,

-    the Company's performance, or

-    other appropriate criteria.

Where Company performance is used as a vesting or issuance condition, performance goals are based on business criteria specified by the Committee, selected from one or more of the following:

-    return on net assets,

-    net income,

-    earnings per share,

-    return on equity,

-    return on investment,

-    pretax income,

-    operating income,

-    cash flow,

-    stockholder return,

-    revenue, or

-    revenue growth.


TERMS OF STOCK OPTIONS.

The exercise price of an option must be equal to or greater than the fair market value of common stock on the date of grant. Similarly, the exercise price of NSOs granted to non-employee directors must be equal to the fair market value of common stock on the date of grant. For purposes of the 1992 Plan, "fair market value" is defined as the closing price of the Company's stock as reported by the New York Stock Exchange Composite Transactions Index for the date of grant or award.

The term of an ISO cannot exceed 10 years. Vesting conditions are established by the Committee at the time an option is granted. Vesting is accelerated in the event of the optionee's death, disability, or retirement, and may be accelerated in the event of a change in control, as defined below.

Participants may transfer options (other than ISOs, which must be nontransferable in order to qualify as ISOs) to certain trusts and partnerships that have been formed for the benefit of family members.

APPENDIX
--------------------------------------------------------------------------------


GENERAL DESCRIPTION OF THE 1992 PLAN


CHANGE IN CONTROL.

For the purposes of the 1992 Plan, the term "change in control" means:

- any change in control which would have to be disclosed in the Company's next proxy statement under the rules of the Securities and Exchange Commission,

- any person becoming the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its own securities, or

- a change in the composition of the Board of Directors as a result of which fewer than two-thirds of the incumbent directors are directors who either:

     -    had been directors of the Company 24 months earlier, or

     - were elected or nominated with the approval of at least a majority of the directors who had been directors of the Company 24 months earlier and who were still in office at the time of the election or nomination.


FEDERAL TAX CONSEQUENCES

Under current federal income tax laws, the federal income tax consequences of awards under the 1992 Plan can be summarized as follows:


OPTIONS.

At the time the options are granted, the award of stock options will have no federal income tax consequences to the Company or the optionee.

With respect to NSOs, upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the optioned shares over the exercise price, at the time of exercise. Such ordinary income will be subject to withholding tax, and the amount of ordinary income recognized by the optionee generally will be deductible for tax purposes by the Company in the same year that the income is recognized by the optionee. Upon any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be capital gain or loss.

In contrast, the exercise of ISOs will not result in any regular taxable income to the optionee at that time; nor will the Company be entitled to any deduction. However, the excess of the fair market value of the optioned shares at the time of exercise over the exercise price will be an item of tax preference for purposes of computing alternative minimum taxable income. If the optionee holds the optioned shares after exercise for the requisite statutory period, the difference between the sale price and the exercise price generally will be taxed as capital gain or loss.

If the optionee fails to hold the shares for the requisite statutory period, the optionee generally will recognize ordinary income at the time of such early

                                                                        APPENDIX
--------------------------------------------------------------------------------


GENERAL DESCRIPTION OF THE 1992 PLAN


disposition in an amount equal to the excess of the fair market value of the shares at exercise (or if less, the sales proceeds) over the exercise price, and the Company generally will be entitled to a deduction in that same amount. Any additional gain on the disposition generally will be taxed as capital gain.


RESTRICTED SHARES.

Unless the recipient of Restricted Shares elects to be taxed at the time of the issuance, there will be no federal income tax consequences to the recipient or to the Company for as long as the shares are subject to vesting restrictions. If and when such shares become vested, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on such date over any amount paid for the shares. Such income will be subject to withholding tax at that time. The Company generally will be entitled to a corresponding deduction in the same amount that the recipient recognizes as income. Upon any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be a capital gain or loss.


PERFORMANCE SHARE AWARDS.

The grant of Performance Share Awards will have no federal income tax consequences to the Company or the recipient at the time of the grant. When any common stock is delivered to a recipient pursuant to the terms of the Performance Share Award, the recipient generally will recognize as ordinary income the excess of the fair market value of the shares over any amount paid. Such income will be subject to withholding tax, and the Company generally will be entitled to a corresponding deduction in the same amount that the recipient recognizes as income. Upon any subsequent disposition of the shares, any additional gain or loss recognized by the holder generally will be capital gain or loss. To date, no Performance Share Awards have been granted under the 1992 Plan.


OPTIONS AND RESTRICTED SHARES GRANTED UNDER THE 1992 PLAN.

As of December 31, 1997, a total of 9,717,900 shares have been granted subject to options or as Restricted Shares to current executive officers. Of these, 2,271,000 shares have been granted to Charles R. Schwab; 2,406,000 to David S. Pottruck; 270,000 to Timothy F. McCarthy; 978,000 to Tom D. Seip; and 590,100 to Dawn G. Lepore.

Of shares granted subject to options or as Restricted Shares:

-    180,750 shares have been granted to non-employee directors, and

- 13,509,320 shares have been granted to employees other than executive officers.

 The Charles Schwab Corporation - 101 Montgomery Street, San Francisco, CA 94104

            (415) 627-7000   www.schwab.com   NYSE Stock Symbol: SCH

                                  TF5538 (3/98)

PROXY                    THE CHARLES SCHWAB CORPORATION                    PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 11, 1998


     I/We hereby appoint Charles R. Schwab and David S. Pottruck, or either of them, proxies (each having the full power of substitution and revocation) to represent me/us and to vote as instructed in this Proxy, the number of shares of common stock of the Corporation set forth on the reverse side, which shares I/we have the power to vote at the Annual Meeting of Stockholders to be held on May 11, 1998. This Proxy also conveys the powers listed in the prior sentence for any adjournment or postponement of the meeting. The Proxies are authorized in their discretion to vote upon such business as may properly come before the meeting.

      THIS PROXY MAY ALSO RELATE TO SHARES HELD UNDER THE CHARLES SCHWAB CORPORATION DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN, THE CHARLES SCHWAB CORPORATION PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN, AND/OR THE CHARLES SCHWAB CORPORATION 401(k) PLAN.

      The shares covered by this proxy will be voted in accordance with the directions made on the reserve side. The Board of Directors proposes and recommends a vote "FOR" the election of each nominee for director and the amendment to the 1992 Stock Incentive Plan. IF THIS PROXY CARD IS SIGNED, BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL LISTED NOMINEES FOR DIRECTOR AND THE AMENDMENT TO THE 1992 STOCK INCENTIVE PLAN.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)

                                                               -----------------
                      VOTE BY TELEPHONE                        COMPANY #
         CALL TOLL FREE *** ON A TOUCH TONE TELEPHONE          CONTROL #
                  1-800-240-6326 -- ANYTIME                    -----------------
--------------------------------------------------------------------------------
Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone voting is noon (ET), one business day prior to the annual meeting date. By voting by phone, you authorize each of the proxies to vote, in their discretion, upon any items of business in addition to the proposals described below as may properly come before the meeting.

1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 7 days/week, 24 hrs/day.

2. When prompted, enter the 3 digit Company Number located in the box in the upper right hand corner.

3. When prompted, enter your 7 digit numeric Control Number below the company number.

OPTION #1:  To vote as THE CHARLES SCHWAB CORPORATION Board of Directors recommends on ALL proposals:  Press 1
            WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 -- THANK YOU FOR VOTING

OPTION #2:  If you choose to vote on each proposal separately, Press 0. You will hear these instructions:

            PROPOSAL 1:  To vote FOR ALL nominees, press 1; to WITHHOLD
                         AUTHORITY TO VOTE FOR ALL nominees, press 9; to WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

            PROPOSAL 2:  To vote FOR Proposal 2, press 1; to vote AGAINST
                         Proposal 2, press 9; to ABSTAIN, press 0.

   WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 -- THANK YOU FOR VOTING
            IF YOU VOTE BY TELEPHONE, DO NOT MAIL BACK YOUR PROXY

                          -- PLEASE DETACH HERE  --
--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. Election of Directors--         / / For All   / / Withhold All   / / For All
   Nominees: Donald G. Fisher and                                       EXCEPT THOSE WHOSE NAME(S) APPEAR BELOW
             Anthony M. Frank
                                                                        _______________________________________

2. Approval of Amendment to        / / For       / / Against        / / Abstain
   the 1992 Stock Incentive Plan.

The Board of Directors proposes and recommends a vote "FOR" the Proposals.
This Proxy will be voted as directed. If the proxy card is signed and no direction is given, this proxy will be voted in accordance with the Board of Directors' recommendation.
                                       Dated:____________________________, 1998

                                       ________________________________________
                                       (Signature)

                                       ________________________________________
                                       (Signature)

                                       NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS
                                       HEREON. JOINT OWNERS SHOULD EACH SIGN.
                                       WHEN SIGNING AS A FIDUCIARY OR FOR AN
                                       ESTATE, TRUST, CORPORATION OR
                                       PARTNERSHIP, YOUR TITLE OR CAPACITY
                                       SHOULD BE STATED.

                            THE CHARLES SCHWAB CORPORATION
                              1992 STOCK INCENTIVE PLAN
                           (RESTATED TO INCLUDE AMENDMENTS
                        APPROVED BY THE COMPENSATION COMMITTEE
                     OF THE BOARD OF DIRECTORS THROUGH MARCH 1998)


ARTICLE 1.  INTRODUCTION.

     The Plan was adopted by the Board of Directors on March 26, 1992. The purpose of the Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging Non-Employee Directors and Key Employees to focus on long-range objectives, (b) encouraging the attraction and retention of Non-Employee Directors and Key Employees with exceptional qualifications and (c) linking Non-Employee Directors and Key Employees directly to stockholder interests. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Performance Share Awards or Options, which may constitute incentive stock options or nonstatutory stock options. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

ARTICLE 2.  ADMINISTRATION.

     2.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall consist of two or more Non-Employee Directors, who shall be appointed by the Board.

     2.2 COMMITTEE RESPONSIBILITIES. The Committee shall select the Key Employees who are to receive Awards under the Plan, determine the amount, vesting requirements and other conditions of such Awards, may interpret the Plan, and make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.  LIMITATIONS ON AWARDS.

     The aggregate number of Restricted Shares, Performance Share Awards and Options awarded under the Plan shall not exceed 29,150,000 (including those shares awarded prior to the amendment of the Plan). If any Restricted Shares, Performance Share Awards or Options are forfeited, or if any Performance Share Awards terminate for any other reason without the associated Common Shares being issued, or if any Options terminate for any other reason before being exercised, then such Restricted Shares, Performance Share Awards or Options shall again become available for Awards under the Plan.

     Subject to the overall limit on the aggregate shares set forth above, the following limitations shall apply: (a) The maximum number of Common Shares which may be granted subject to an Option to any one Participant in any one fiscal year shall be 2,250,000; and (b) The maximum number of Restricted Shares or Performance Share Awards which may be granted to any one Participant in any one fiscal year shall be 900,000.

     The limitations of this Article 3 shall each be subject to adjustment pursuant to Article 10. Any Common Shares issued pursuant to the Plan may be authorized by unissued shares or treasury shares.

ARTICLE 4. ELIGIBILITY.

     4.1 GENERAL RULE. Key Employees and Non-Employee Directors shall be eligible for designation as Participants by the Committee.

     4.2 NON-EMPLOYEE DIRECTORS. In addition to any awards pursuant to Section 4.1, Non-Employee Directors shall be entitled to receive the automatic NSOs described in this Section 4.2.

          (a) Each Non-Employee Director shall receive a Non-Officer Stock Option covering 2,500 Common Shares for each Award Year with respect to which he or she serves as a Non-Employee Director on the grant date described in subsection (b) below; provided that the Non-Officer
          Stock Option shall cover 1,500 shares if the Exercise Price determined as of the grant date, is $35 or more;

          (b) The NSO for a particular Award Year shall be granted to each Non-Employee Director as of May 15 of each Award Year, and if May 15 is not a business day, then the grant shall be made on and as of the next succeeding business day;

          (c) Each NSO shall be exercisable in full at all times during its term;

          (d) The term of each NSO shall be 10 years; provided, however, that any unexercised NSO shall expire on the date that the Optionee ceases to be a Non-Employee Director or a Key Employee for any reason other than death or disability. If an Optionee ceases to be a Non-Employee Director or Key Employee on account of death or disability, any unexercised NSO shall expire on the earlier of the date 10 years after the date of grant or one year after the date of death or disability of such Director; and

          (e) The Exercise Price under each NSO shall be equal to the Fair Market Value on the date of grant and shall be payable in any of the forms described in Article 6.

     4.3  TEN-PERCENT STOCKHOLDERS.  A Key Employee who owns more than
10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise Price under such ISO is at least 110 percent of the Fair Market Value of a Common Share on the date of grant and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

     4.4 ATTRIBUTION RULES. For purposes of Section 4.3, in determining stock ownership, a Key Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors or lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which the Key Employee holds an option shall not be counted.

     4.5 OUTSTANDING STOCK. For purposes of Section 4.3, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Key Employee. "Outstanding stock" shall not include treasury shares or shares authorized for issuance under outstanding options held by the Key Employee or by any other person.

ARTICLE 5. OPTIONS.

     5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan, and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Committee may designate all or any part of an Option as an ISO, except for Options granted to Non-Employee Directors under Section 4.2. The Committee may designate all or any part of an Option as an ISO (or, in the case of a Key Employee who is subject to the tax laws of a foreign jurisdiction, as an option qualifying for favorable tax treatment under the laws of such foreign jurisdiction), except for Options granted to Non-Employee Directors under section 4.2.

     5.2 OPTIONS NONTRANSFERABILITY. No Option granted under the Plan shall be transferable by the Optionee other than by will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     5.3 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Each Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

     5.4 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an Option shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant, except as otherwise provided in Section 4.3. Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee. The Exercise Price shall be payable in accordance with Article 6.

     5.5 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.
The Stock Option Agreement shall also specify the term of the Option. The term of an ISO shall in no event exceed 10 years from the date of grant, and Section
4.3 may require a shorter term. Subject to the preceding sentence, the Committee shall determine when all or any part of an Option is to become exercisable and when such Option is to expire; provided that, in appropriate cases, the Company shall have the discretion to extend the term of an Option or the time within which, following termination of employment, an Option may be exercised, or to accelerate the exercisability of an Option. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of the Optionee's employment and shall provide for the suspension of vesting when an employee is on a leave of absence for a period in excess of six months in appropriate cases, as determined by the Company; provided that the exercisability of Options shall be accelerated in the event of the Participant's death or Disability and, in the case of Retirement, the exercisability of all outstanding Options shall be accelerated, other than any Options that had been granted within two years of the date of the Optionee's Retirement. Except as provided in Section 4.2, NSOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares are forfeited. In addition, NSOs granted under this Section 5 may be granted subject to forfeiture provisions which provide for forfeiture of the Option upon the exercise of tandem awards, the terms of which are established in other programs of the Company.

     5.6 LIMITATION ON AMOUNT OF ISOs. The aggregate fair market value (determined at the time the ISO is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000; provided, however, that all or any portion of an Option which cannot be exercised as an ISO because of such limitation shall be treated as an NSO.

     5.7 EFFECT OF CHANGE IN CONTROL. The Committee (in its sole discretion) may determine, at the time of granting an Option, that such Option shall become fully exercisable as to all Common Shares subject to such Option immediately preceding any Change in Control with respect to the Company.

     5.8 RESTRICTIONS ON TRANSFER OF COMMON SHARES. Any Common Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Common Shares.

     5.9 AUTHORIZATION OF REPLACEMENT OPTIONS. Concurrently with the grant of any Option to a Participant (other than NSOs granted pursuant to Section 4.2), the Committee may authorize the grant of Replacement Options. If Replacement Options have been authorized by the Committee with respect to a particular award of Options (the "Underlying Options"), the Option Agreement with respect to the Underlying Options shall so state, and the terms and conditions of the Replacement Options shall be provided therein. The grant of any Replacement Options shall be effective only upon the exercise of the Underlying Options through the use of Common Shares pursuant to Section 6.2 or Section 6.3. The number of Replacement Options shall equal the number of Common Shares used to exercise the Underlying Options, and, if the Option Agreement so provides, the number of Common Shares used to satisfy any tax withholding requirements incident to the exercise of the Underlying Options in accordance with Section 13.2. Upon the exercise of the Underlying Options, the Replacement Options shall be evidenced by an amendment to the Underlying Option Agreement. Notwithstanding the fact that the Underlying Option may be an ISO, a Replacement Option is not intended to qualify as an ISO. The Exercise Price of a Replacement Option shall be no less than the Fair Market Value of a Common Share on the date the grant of the Replacement Option becomes effective. The term of each Replacement Option shall be equal to the remaining term of the Underlying Option. No Replacement Options shall be granted to Optionees when Underlying Options are exercised pursuant to the terms of the Plan and the Underlying Option Agreement following termination of the Optionee's employment. The Committee, in its sole discretion, may establish such other terms and conditions for Replacement Options as it deems appropriate.

     5.10 OPTIONS GRANTED TO NON-UNITED STATES KEY EMPLOYEES. In the case of Key Employees who are subject to the tax laws of a foreign jurisdiction, the Company may issue Options to such Key Employees that contain terms required to conform with any requirements for favorable tax treatment imposed by the laws of such foreign jurisdiction, or as otherwise may be required by the laws of such foreign jurisdiction. The terms of any such Options shall be governed by the Plan, subject to the terms of any Addendum to the Plan specifically applicable to such Options.

ARTICLE 6.  PAYMENT FOR OPTION SHARES.

     6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

          (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee may specify in the Stock Option Agreement that payment may be made pursuant to Section 6.2 or 6.3.

          (b) In the case of an NSO, the Committee may at any time accept payment pursuant to Section 6.2 or 6.3.

     6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are surrendered to the Company. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. In the event that the Common Shares being surrendered are Restricted Shares that have not yet become vested, the same restrictions shall be imposed upon the new Common Shares being purchased.

     6.3 EXERCISE/SALE. To the extent this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to Charles Schwab & Co., Inc. to sell Common Shares (including the Common Shares to be issued upon exercise of the Options) and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

ARTICLE 7.  RESTRICTED SHARES AND PERFORMANCE SHARE AWARDS.

     7.1 TIME, AMOUNT AND FORM OF AWARDS. The Committee may grant Restricted Shares or Performance Share Awards with respect to an Award Year during such Award Year or at any time thereafter. Each such Award shall be evidenced by a Stock Award Agreement between the Award recipient and the Company. The amount of each Award of Restricted Shares or Performance Share Awards shall be determined by the Committee. Awards under the Plan may be granted in the form of Restricted Shares or Performance Share Awards or in any combination thereof, as the Committee shall determine at its sole discretion at the time of the grant. Restricted Shares or Performance Share Awards may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Performance Share Awards will be forfeited in the event that the related NSOs are exercised.

     7.2 PAYMENT FOR RESTRICTED SHARE AWARDS. To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares.

     7.3 VESTING OR ISSUANCE CONDITIONS. Each Award of Restricted Shares shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. Common Shares shall be issued pursuant to Performance Share Awards in full or in installments upon satisfaction of the issuance conditions specified in the Stock Award Agreement. The Committee shall select the vesting conditions in the case of Restricted Shares, or issuance conditions in the case of Performance Share Awards, which may be based upon the Participant's service, the Participant's performance, the Company's performance or such other criteria as the Committee may adopt; provided that, in the case of an Award of Restricted Shares where vesting is based entirely on the Participant's service, (i) vesting shall be accelerated in the event of the Participant's death or Disability; (ii) in the case of Retirement, vesting shall be accelerated for all Restricted Shares that had been granted more than two years prior to the date of the Participant's Retirement; and (iii) vesting shall be suspended when an employee is on a leave of absence for a period in excess of six months in appropriate cases, as determined by the Company. The Committee, in its sole discretion, may determine, at the time of making an Award of Restricted Shares, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company. The Committee, in its sole discretion, may determine, at the time of making a Performance Share Award, that the issuance conditions set forth in such Award shall be waived in the event that a Change in Control occurs with respect to the Company.

     7.4 FORM OF SETTLEMENT OF PERFORMANCE SHARE AWARDS. Settlement of Performance Share Awards shall only be made in the form of Common Shares. Until a Performance Share Award is settled, the number of Performance Share Awards shall be subject to adjustment pursuant to Article 10.

     7.5 DEATH OF RECIPIENT. Any Common Shares that are to be issued pursuant to a Performance Share Award after the recipient's death shall be delivered or distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Performance Share Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Common Shares that are to be issued pursuant to a Performance Share Award after the recipient's death shall be delivered or distributed to the recipient's estate. The Committee, in its sole discretion, shall determine the form and time of any distribution(s) to a recipient's beneficiary or estate.

ARTICLE 8.  CLAIMS PROCEDURES.

     Claims for benefits under the Plan shall be filed in writing with the Committee on forms supplied by the Committee. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed. If the claim is denied, the notice of disposition shall set forth the specific reasons for the denial, citations to the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim. If the claimant wishes further consideration of his or her claim, the claimant may appeal a denied claim to the Committee (or to a person designated by the Committee) for further review. Such appeal shall be filed in writing with the Committee on a form supplied by the Committee, together with a written statement of the claimant's position, no later than 90 days following receipt by the claimant of written notice of the denial of his or her claim. If the claimant so requests, the Committee shall schedule a hearing. A decision on review shall be made after a full and fair review of the claim and shall be delivered in writing to the claimant no later than 60 days after the Committee's receipt of the notice of appeal, unless special circumstances (including the need to hold a hearing) require an extension of time for processing the appeal, in which case a written decision on review shall be delivered to the claimant as soon as possible but not later than 120 days after the Committee's receipt of the appeal notice. The claimant shall be notified in writing of any such extension of time. The written decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and shall specifically refer to the pertinent Plan provisions on which it is based. All determinations of the Committee shall be final and binding on Participants and their beneficiaries.

ARTICLE 9.  VOTING RIGHTS AND DIVIDENDS.

     9.1  RESTRICTED SHARES.

          (a) All holders of Restricted Shares who are not Named Executive Officers shall have the same voting, dividend, and other rights as the Company's other stockholders.

          (b) During the period of restriction, Named Executive Officers holding Restricted Shares granted hereunder shall be credited with all regular cash dividends paid with respect to all Restricted Shares while they are so held. If a dividend is paid in the form of cash, such cash dividend shall be credited to Named Executive Officers subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. If any dividends or distributions are paid in shares of Common Stock, the shares of Common Stock shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. Subject to the succeeding paragraph, and to the restrictions on vesting and the forfeiture provisions, all dividends credited to a Named Executive Officer shall be paid to the Named Executive Officer within forty-five (45) days following the full vesting of the Restricted Shares with respect to which such dividends were earned.

               In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Restricted Shares with respect to which the dividend is paid; or (ii) six (6) months. The Committee shall establish procedures for the application of this provision.

               Named Executive Officers holding Restricted Shares shall have the same voting rights as the Company's other stockholders.

     9.2 PERFORMANCE SHARE AWARDS. The holders of Performance Share Awards shall have no voting or dividend rights until such time as any Common Shares are issued pursuant thereto, at which time they shall have the same voting, dividend and other rights as the Company's other stockholders.

ARTICLE 10.  PROTECTION AGAINST DILUTION; ADJUSTMENT OF AWARDS.

     10.1 GENERAL. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options, Restricted Shares and Performance Share Awards available for future Awards under Article 3, (b) the maximum number of Common Shares which may be granted under Article 3 to any one Participant in any one fiscal year either subject to an Option or as Restricted Shares or Performance Share Awards, (c) the number of

Performance Share Awards included in any prior Award which has not yet been settled, (d) the number of Common Shares covered by each outstanding Option or
(e) the Exercise Price under each outstanding Option.

     10.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Performance Share Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

     10.3 RESERVATION OF RIGHTS. Except as provided in this Article 10, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 11. LIMITATION OF RIGHTS.

     11.1 EMPLOYMENT RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the employment of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

     11.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of such Common Shares, whether by issuance of a certificate, book entry or other procedure. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 7, 9 and 10.

     11.3 CREDITORS' RIGHTS. A holder of Performance Share Awards shall have no rights other than those of a general creditor of the Company. Performance Share Awards represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

     11.4 GOVERNMENT REGULATIONS. Any other provision of the Plan notwithstanding, the obligations of the Company with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award until such time as:

          (a) Any legal requirements or regulations have been met relating to the issuance of such Common Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities laws; and

          (b) Satisfactory assurances have been received that such Common Shares, when issued, will be duly listed on the New York Stock Exchange or any other securities exchange on which Common Shares are then listed.

ARTICLE 12.  LIMITATION OF PAYMENTS.

     12.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer in the nature of compensation to or for the benefit of a Participant, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be nondeductible for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided, however, that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 12. For purposes of this Article 12, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

     12.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election, the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 12, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 12 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan, and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     12.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company on demand, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

     12.4 RELATED CORPORATIONS. For purposes of this Article 12, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 13. WITHHOLDING TAXES.

     13.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

     13.2 NONSTATUTORY OPTIONS, RESTRICTED SHARES OR PERFORMANCE SHARE AWARDS. The Committee may permit an Optionee who exercises NSOs, or who receives Awards of Restricted Shares, or who receives Common Shares pursuant to the terms of a Performance Share Award, to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Common Shares that otherwise would be issued to him or her under such Awards. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Common Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14.  ASSIGNMENT OR TRANSFER OF AWARD.

     14.1 GENERAL RULE. Any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except to the extent specifically permitted by Section 14.2.

     14.2 EXCEPTIONS TO GENERAL RULE.  Notwithstanding Section 14.1, this
Plan shall not preclude (i) a Participant from designating a beneficiary to succeed, after the Participant's death, to those of the Participant's Awards (including without limitation, the right to exercise any unexercised Options) as may be determined by the Company from time to time in its sole discretion,
(ii) a transfer of any Award hereunder by will or the laws of descent or distribution, or (iii) a voluntary transfer of an Award (other than an ISO) to a trust or partnership for the exclusive benefit of one or more members of the Participant's family, but only if the Participant has sole investment control over such trust or partnership.

ARTICLE 15.  FUTURE OF PLANS.

     15.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on May 8, 1992. The Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted after May 7, 2002.

     15.2 AMENDMENT OR TERMINATION. The Committee may, at any time and for any reason, amend or terminate the Plan; provided, however, that any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules.

     15.3 EFFECT OF AMENDMENT OR TERMINATION. No Award shall be made under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option, Restricted Share or Performance Share Award previously granted under the Plan.

ARTICLE 16.  DEFINITIONS.

     16.1 "Award" means any award of an Option, a Restricted Share or a Performance Share Award under the Plan.

     16.2 "Award Year" means a fiscal year beginning January 1 and ending December 31 with respect to which an Award may be granted.

     16.3 "Board" means the Company's Board of Directors, as constituted from time to time.

     16.4 "Change in Control" means the occurrence of any of the following events after the effective date of the Plan as set out in Section 15.1:

          (a) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act;

          (b) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

          (c) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors
          (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

     16.5 "Code" means the Internal Revenue Code of 1986, as amended.

     16.6 "Committee" means the Compensation Committee of the Board, as constituted from time to time.

     16.7 "Common Share" means one share of the common stock of the Company.

     16.8 "Company" means The Charles Schwab Corporation, a Delaware corporation.

     16.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     16.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     16.11 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     16.12 "Fair Market Value" means the market price of a Common Share, determined by the committee as follows:

          (a) If the Common Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

          (b) If the Common Share was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last transaction price quoted by the NASDAQ system for such date;

          (c) If the Common Share was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date; and

          (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     16.13 "ISO" means an incentive stock option described in section 422(b) of the Code.

     16.14 "Key Employee" means a key common-law employee of the Company or any Subsidiary, as determined by the Committee.

     16.15 "Named Executive Officer" means a Participant who, as of the date of vesting of an Award is one of a group of "covered employees," as defined in the Regulations promulgated under Code Section 162(m), or any successor statute.

     16.16 "Non-Employee Director" means a member of the Board who is not a common-law employee.

     16.17 "NSO" means an employee stock option not described in sections 422 through 424 of the Code.

     16.18 "Option" means an ISO or NSO or, in the case of a Key Employee who is subject to the tax laws of a foreign jurisdiction, an option qualifying for favorable tax treatment under the laws of such jurisdiction, including a Replacement Option, granted under the Plan and entitling the holder to purchase one Common Share.

     16.19 "Optionee" means an individual, or his or her estate, legatee or heirs at law that holds an Option.

     16.20 "Participant" means a Non-Employee Director or Key Employee who has received an Award.

     16.21 "Performance Share Award" means the conditional right to receive in the future one Common Share, awarded to a Participant under the Plan.

     16.22 "Plan" means this 1992 Stock Incentive Plan of The Charles Schwab Corporation, as it may be amended from time to time.

     16.23 "Replacement Option" means an Option that is granted when a Participant uses a Common Share held or to be acquired by the Participant to exercise an Option and/or to satisfy tax withholding requirements incident to the exercise of an Option.

     16.24 "Restricted Share" means a Common Share awarded to a Participant under the Plan.

     16.25 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Performance Share Award which contains the terms, conditions and restrictions pertaining to such Restricted Share or Performance Share Award.

     16.26 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her option.

     16.27 "Subsidiary" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     16.28 "Retirement" shall mean any termination of employment of an Optionee for any reason other than death at any time after the Optionee has attained fifty (50), but only if, at the time of such termination, the Participant has been credited with at least seven (7) Years of Service under the Charles Schwab Profit Sharing and Employee Stock Ownership Plan. The foregoing definition shall apply to all Stock Option Agreements entered into pursuant to the Plan, irrespective of any definition to the contrary contained in any such Stock Option Agreement.

     16.29 "Disability" means the inability to engage in any substantial gainful activity considering the Participant's age, education and work experience by reason of any medically determined physical or mental impairment that has continued without interruption for a period of at least six months and that can be expected to be of long, continued and indefinite duration.
All determinations as to whether a Participant has incurred a Disability shall be made by the Employee Benefits Administration Committee of the Company, the findings of which shall be final, binding and conclusive.

                                     ADDENDUM A

          The provisions of the Plan, as amended by the terms of this Addendum A, shall apply to the grant of Approved Options to Key U.K. Employees.

          1. For purposes of this Addendum A, the following definitions shall apply in addition to those set out in section 16 of the Plan:

          APPROVED OPTION means a stock option designed to qualify as an approved executive share option under the Taxes Act;

          INLAND REVENUE means the Board of the Inland Revenue in the United Kingdom.

          KEY U.K. EMPLOYEE means a designated employee of Sharelink Investment Services plc or any subsidiary (as that term is defined in the Companies Act 1985 of the United Kingdom, as amended) of which Sharelink Investment Services plc has control for the purposes of section 840 of the Taxes Act;

          TAXES ACT means the Income and Corporation Taxes Act 1988 of the United Kingdom.

          2.  An Approved Option may only be granted to a Key U.K. Employee who:

              (i)  is employed on a full-time basis; and

              (ii) does not fall within the provisions of paragraph 8 of
                   Schedule 9 to the Taxes Act.

          For purposes of this section 2(i) of Addendum A, "full-time" shall mean an employee who is required to work 20 hours per week, excluding meal breaks.

          3. No Approved Option may be granted to a Key U.K. Employee if it would cause the aggregate of the exercise price of all subsisting Approved Options granted to such employee under the Plan, or any other subsisting options granted to such employee under any other share option scheme approved under Schedule 9 of the Taxes Act and established by the Company or an associated company, to exceed the higher of (a) one hundred thousand pounds sterling and (b) four times such employee's relevant emoluments for the current or preceding year of assessment (whichever is greater); but where there were no relevant emoluments for the previous year of assessment, the limit shall be the higher of one hundred thousand pounds sterling or four times such employee's relevant emoluments for the period of twelve months beginning with the first day during the current year of assessment in respect of which there are relevant emoluments. For the purpose of this section 3 of Addendum A, "associated company" means an associated company within the meaning of section 416 of the Taxes Act; "relevant emoluments" has the meaning given by paragraph 28(4) of
Schedule 9 to the Taxes Act and "year of assessment" means a year beginning on any April 6 and ending on the following April 5.

          4. Common Shares issued pursuant to the exercise of Approved Options must satisfy the conditions specified in paragraphs 10 to 14 of Schedule 9 to the Taxes Act.

          5. Notwithstanding the provisions of Section 5.4 of the Plan, the exercise price of an Approved Option shall not be less than 100 percent of the closing price of a Common Share as reported in the New York Stock Exchange Composite Index on the date of grant.

          6. No Approved Option may be exercised at any time by a Key U.K. Employee when that Key U.K. Employee falls within the provisions of paragraph 8 of Schedule 9 to the Taxes Act. If at any time the shares under an Approved Option cease to comply with the conditions in paragraphs 10 to 14 of Schedule 9 to the Taxes Act, then all Approved Options then outstanding shall lapse and cease to be exercisable from the date of the shares ceasing so to comply, and no optionee shall have any cause of action against the Company, Sharelink Investment Services plc or any subsidiary of the Company or any other person in respect thereof.

          7. An Approved Option may contain such other terms, provisions and conditions as may be determined by the Committee consistent with the Plan, provided that the approved option otherwise complies with the requirements for approved executive option schemes specified in Schedule 9 of the Taxes Act.

          8.  In relation to an Approved Option, notwithstanding the terms of section 10.1 of the Plan, no adjustment shall be made pursuant to section 10.1 of the Plan to any outstanding Approved Options without the prior approval of the Inland Revenue.

          9. In relation to an Approved Option any Key U.K. Employee shall make arrangements satisfactory to the Company for the satisfaction of any tax withholding or deduction -- at -- source obligations that arise by reason of the grant to him or her of such option, or its subsequent exercise.

          10. In relation to an Approved Option, in addition to the provisions set out in section 15.2 of the Plan, no amendment which affects any of the provisions of the Plan relating to Approved Options shall be effective until approved by the Inland Revenue, except for such amendment as are required to obtain and maintain the approval of Inland Revenue pursuant to Schedule 9 to the Taxes Act.